UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 26, 2013

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota  55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ITEM 5.02(b)

On February 27, 2013, OneBeacon Insurance Group, Ltd. (the “Company”) appointed John C. Treacy as Chief Accounting Officer and Treasurer.  Mr. Treacy replaces Ann Marie Andrews, who has resigned as Chief Accounting Officer in connection with the transition of the Company’s finance function to Minnesota.

ITEM 5.02(e)

Named Executive Officer Compensation

On February 26, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved various elements of compensation with respect to T. Michael Miller, President and Chief Executive Officer, Paul H. McDonough, Senior Vice President and Chief Financial Officer, Dennis A. Crosby, Executive Vice President-Specialty Lines, Paul F. Romano, Executive Vice President-Specialty Lines, and Maureen A. Phillips, Senior Vice President and General Counsel, the executive officers of the Company to be named in the Company’s 2013 Proxy Statement (“named executive officers”).  The Committee approved the following compensation in respect of the year ended December 31, 2012: (i) payment of annual bonuses pursuant to the Company’s 2012 Management Incentive Plan (“MIP”), (ii) payments for awards granted under the 2010-2012 performance cycle of the Company’s Long Term Incentive Plan (2007) (the “LTIP”), and (iii) supplemental bonus awards.  With respect to compensation for the named executive officers for 2013, the Committee: (i) granted long-term incentive awards for the 2013-2015 performance cycle of the LTIP; and (ii) set annual salary and bonus targets.  The Committee’s actions are described in more detail below.  For a description of the Company’s compensation plans with respect to its named executive officers, please refer to the Company’s Proxy Statement dated April 13, 2012 as filed with the Securities and Exchange Commission (the “2012 Proxy Statement”) as well as this Form 8-K and the exhibits attached hereto.

Annual Base Salary

Annual base salaries for the named executive officers for 2013 are unchanged from 2012 except that Mr. McDonough received a $25,000 base salary increase to $400,000.  The annual base salary of each of Messrs. Miller, Crosby and Romano, and Ms. Phillips is $500,000, $400,000, $400,000 and $375,000 respectively.

Annual Bonus Program

The Committee approved annual bonuses to be paid to each of the Company’s named executive officers under the Company’s annual bonus program, or MIP. The 2012 MIP is described in more detail in the 2012 Proxy Statement.  The 2012 annual bonuses approved for the named executive officers are as follows: Mr. Miller —$225,000; Mr. McDonough —$200,000; Mr. Crosby —$112,000; Mr. Romano —$150,000; and Ms. Phillips —$118,100.

The 2013 MIP target for each named executive officer remains at 50% of annual base salary except for Mr. Miller, whose 2013 MIP target remains at 75% of annual base salary.  The 2013 MIP is similar to the 2012 MIP described in the 2012 Proxy Statement.

Supplemental Bonus Program

The Committee established a supplemental incentive program for 2012 to reward the Company’s good underlying results in the specialty only reporting segments and the transformation to a specialty company over the past three years and granted awards to the named executive officers as follows:  Mr. Miller —$3,000,000; Mr. McDonough —$600,000; Messrs. Crosby and Romano —$500,000 each; and Ms. Phillips —$50,000.

Long-Term Incentive Award Payouts and Grants

2010-2012 Performance Cycle Award Payouts. The Committee approved performance at 0% of target for the 2010-2012 performance share awards resulting in no payments to the named executive officers.

The Committee also approved performance at 24.5% of target for the 2010-2012 performance unit awards resulting in the following payments to the applicable named executive officers:  Mr. Miller $612,500; Mr. McDonough $110,250; and Messrs Crosby and Romano $128,625 each.

2013-2015 Performance Cycle Grants. At the same meeting, the named executive officers were granted target performance share and performance unit awards for the 2013-2015 performance cycle as follows: Mr. Miller —82,400 shares and 22,500 units; Mr. McDonough —20,000 shares and 3,670 units; Messrs. Crosby and Romano — 11,700 shares and 5,260 units each and Ms. Phillips —8,600 shares and 3,855 units.  Performance against the target governing the performance shares and units will be confirmed by the Committee following the end of 2015 and the number of performance shares and units actually awarded at that time can range from 0% to 200% of the target number granted.  The target performance goal for the performance share plan has been set at 13% per year growth in book value per share, adjusted for dividends.  The target performance goal for the performance unit plan has been set at a 92.5% average specialty only adjusted economic combined ratio.  The specialty only adjusted economic combined ratio is the reported GAAP combined ratio for the specialty only reportable segments adjusted to include all other non-underwriting income and expense items except items explicitly related to capital and investment activities (including tax items relating to capital and investment activities).  The adjustment to the GAAP combined ratio is calculated using the pre-tax impact of the items, divided by the GAAP earned premiums for the specialty only reportable segments.  Each unit has a value of $100.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1	Form of OneBeacon Insurance Group, Ltd. Long-Term Incentive Plan 2013-2015 Performance Share Grant

Exhibit 10.2	Form of OneBeacon Insurance Group, Ltd. Long-Term Incentive Plan 2013-2015 Performance Unit Grant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

		By:	/s/ Sarah A. Kolar
Sarah A. Kolar, Secretary
Date:	March 4, 2013